Exhibit 3.1

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GREAT WESTERN BANCORP, INC.

Great Western Bancorp, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Great Western Bancorp, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 2, 2014 (the “Original Certificate of Incorporation”).

3. This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) amends and restates the provisions of the Original Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by written consent of the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the DGCL.

4. The text of the Original Certificate of Incorporation is hereby amended and restated to read herein as set forth in full:

ARTICLE I

The name of the Corporation is Great Western Bancorp, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is The Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 4.1 Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [—], consisting of [—] shares of Common Stock, par value $0.01 per share (“Common Stock”), [—] shares of Non-Voting Common Stock, par value $0.01 per share (“Non-Voting Common Stock”), and [—] shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

Section 4.2 Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Amended and Restated Certificate of Incorporation, each share of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be split and converted into [—] shares of Common Stock. The foregoing shall have no effect on the par value per share of the Common Stock, and each share of Common Stock will continue to have a par value of $0.01 per share. Each certificate that immediately before the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which shares of the Common Stock represented by the Old Certificate shall have been split.

Section 4.3 Common Stock and Non-Voting Common Stock.

(a) Voting Rights.

(i) Common Stock. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of this Amended and Restated Certificate of Incorporation that adversely affects the privileges, preferences or rights of the Common Stock contained in this Amended and Restated Certificate of Incorporation in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Non-Voting Common Stock.

(ii) Non-Voting Common Stock. Holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except (1) as otherwise required by law and (2) the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of this Amended and Restated Certificate of Incorporation that adversely affects the privileges, preferences or rights of the Non-Voting Common Stock contained in this Amended and Restated Certificate of Incorporation in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Common Stock. Each holder of Non-Voting Common Stock, as such, shall be entitled to one vote for each share of Non-Voting Common Stock held of record by such holder on all matters on which holders of Non-Voting Common Stock are entitled to vote pursuant to this Amended and Restated Certificate of Incorporation.

(b) Dividends, Other Distributions and Liquidation. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Common Stock (including in respect of dividends or other distributions declared on the Common Stock and in respect of distributions to the Common Stock upon any dissolution, liquidation or winding up of the Corporation) and shall be treated the same as Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Common Stock or Non-Voting Common Stock) the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of such other class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, further, that no dividend payable in Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Common Stock, but instead, in the case of a stock dividend, each class of stock shall receive such stock dividend in shares of like stock. Subject to the rights of the holders of any series of Preferred Stock and as otherwise provided this Section 4.3(b), holders of shares of Common Stock and Non-Voting shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the board of directors of the Corporation (the “Board”) from time to time out of assets or funds of the Corporation legally available therefor.

(c) Conversion of Non-Voting Common Stock.

(i) Each holder of shares of Non-Voting Common Stock shall have the right, at such holder’s option, to convert any and all of such holder’s shares of Non-Voting Common Stock into an equal number of fully paid and non-assessable shares of Common Stock in accordance with the procedures set forth in this Section 4.3(c) in connection with a transfer (1) that is part of a widely distributed public offering of Common Stock, (2) to an underwriter for the purpose of conducting a widely distributed public offering of Common Stock, (3) not requiring registration under the Securities Act of 1933, as amended, in which no one transferee (or group of associated transferees) acquires in excess of 2% of the Common Stock then outstanding (including pursuant to a related series of transfers), or (4) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

(ii) Each conversion of shares of Non-Voting Common Stock pursuant to this Section 4.3(c) shall be effected by the delivery by the holder during ordinary business hours of a written notice to the Corporation stating the name of such holder and the number of shares of Non-Voting Common Stock that such holder desires to convert. Subject to the limitations in Section 4.3(d)(i), such conversion shall be deemed to have been effected as of the close of business on the date such notice is delivered to the Corporation, or on such later date specified in such notice. Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion election has been made in accordance with this Section 4.3 shall be deemed to represent the number of shares of Common Stock into which such shares of

Non-Voting Common Stock have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Common Stock. Upon a conversion pursuant to this Section 4.3(d), each converted share of Non-Voting Common Stock shall be retired and shall again represent an authorized by unissued share of Non-Voting Common Stock under this Amended and Restated Certificate of Incorporation. All shares of Common Stock issued upon conversion of shares of Non-Voting Common Stock shall, upon issuance, be fully paid and non-assessable.

(iii) The conversion of shares of Non-Voting Common Stock pursuant to this Section 4.3(c) shall be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Corporation in connection with such conversion.

(iv) The Corporation shall from time to time reserve for issuance out of its authorized but unissued shares of Common Stock, or shall keep available (solely for the purposes of issuance upon conversion of shares of Non-Voting Common Stock) shares of Common Stock held by the Corporation as treasury stock, the number of shares of Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

Section 4.4 Preferred Stock.

(a) Shares of Preferred Stock may be issued in one or more series from time to time by the Board, and the Board is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(i) the distinctive serial designation of such series which shall distinguish it from other series;

(ii) the number of shares included in such series;

(iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights; and

(x) any other powers, preferences and rights and qualifications, limitations and restrictions not inconsistent with the DGCL.

(b) Unless otherwise provided in the resolution or resolutions of the Board or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall be entitled to vote on any amendment or alteration of this Amended and Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any other class or series of Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Preferred Stock.

(c) Except as otherwise required by the DGCL or provided in the resolution or resolutions of the Board or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of Common Stock or Non-Voting Common Stock, as such, shall be entitled to vote on any amendment or alteration of this Amended and Restated Certificate of Incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or the DGCL.

(d) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

(e) Unless otherwise provided in the resolution or resolutions of the Board or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall, in such capacity, be entitled to bring a derivative action, suit or proceeding on behalf of the Corporation.

ARTICLE V

No holder of any capital stock of the Corporation shall have any preemptive rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued capital stock of the Corporation or of any additional capital stock issued by reason of any increase of authorized capital stock of the Corporation or other securities whether or not convertible into capital stock of the Corporation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to adopt, amend or repeal bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaws whether adopted by them or otherwise; provided that the affirmative vote of holders of not less than seventy-five percent (75%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, shall be required for the stockholders to adopt new bylaws or to alter, amend, or repeal bylaws.

ARTICLE VII

Elections of directors need not be by written ballot except and to the extent provided in the Corporation’s bylaws.

ARTICLE VIII

The number of directors of the Corporation shall be fixed from time to time pursuant to the Corporation’s bylaws. Commencing as of the date of this Amended and Restated Certificate of Incorporation, the directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board, with the initial term of office of the first class of such directors to expire at the 2015 annual meeting of stockholders of the Corporation, the initial term of office of the second class of such directors to expire at the 2016 annual meeting of stockholders of the Corporation and the initial term of office of the third class of such directors to expire at the 2017 annual meeting of stockholders of the Corporation, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term of three years following their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director.

ARTICLE IX

No action required or permitted to be taken by the holders of any class or series of stock of the Corporation, including but not limited to the election of directors, may be taken by one or more written consents.

ARTICLE X

Notwithstanding anything else in this Amended and Restated Certificate of Incorporation to the contrary, an affirmative vote of the holders of not less than seventy-five percent (75%) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation (whether by merger, consolidation or otherwise) contained in Article VI, Article VIII, Article IX or Article XII.

ARTICLE XI

Section 11.1 To the fullest extent authorized by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Section 11.1 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

Section 11.2 To the fullest extent permitted by the DGCL, the Corporation is authorized to provide indemnification of (and advancement of expenses to) the Corporation’s directors, officers and agents (and any other persons to which the DGCL permits the Corporation to provide indemnification) through the Corporation’s bylaws, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others, and by any applicable federal or state bank regulatory laws or regulations. The rights to indemnification and to the advancement of expenses conferred in this Section 11.2 shall not be exclusive of any other right which any such person may have or may hereafter acquire under this Amended and Restated Certificate of Incorporation, the Corporation’s bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of this Section 11.2 shall adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XII

Section 12.1 Interested Stockholders. The Corporation expressly elects to be governed by Section 203 of the DGCL. Notwithstanding the terms of Section 203 of the DGCL, neither NAB nor any of its affiliates, nor any transferee receiving shares of Common Stock, Non-Voting Common Stock or Preferred Stock from NAB or its affiliates, or any affiliate of any such transferee, shall be deemed at any time, and without regard to the percentage of voting stock of the Corporation owned by NAB or any of its affiliates, to be an “interested stockholder” as such term is defined in Section 203(c)(5) of the DGCL.

Section 12.2 Business Opportunities. NAB may (either directly or through its affiliates) engage in or possess interests in other business ventures of every kind and description for its own account, including, without limitation, directly engaging in or investing in other entities that engage in retail, commercial, industrial, and agribusiness lending and wealth management in the United States or elsewhere (provided that nothing in this Section 12.2 shall be interpreted to prevent NAB from contractually limiting its right to engage in any of the foregoing activities, either directly or through its affiliates). To the fullest extent permitted by law, the Corporation, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to NAB or any of its (or its affiliates’) officers, directors, agents, members, affiliates, partners or subsidiaries (other than the Corporation or its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. The Corporation renounces and waives and agrees not to assert any claim for breach of any fiduciary or other duty relating to such opportunity, against NAB or any of its (or its affiliates’) officers, directors, agents, members, affiliates, partners or subsidiaries (other than the Corporation or its subsidiaries), by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person, or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person or entity purchasing or otherwise acquiring any interest in shares of the Corporation’s capital stock shall be deemed to have notice of, and to have consented to, the provisions of this Section 12.2.

Section 12.3 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL this Amended and Restated Certificate of Incorporation or the Corporation’s bylaws, or (d) any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of the Corporation’s capital stock shall be deemed to have notice of, and to have consented to the provisions of this Section 12.3.

Section 12.4 Severability. If any provision of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, Great Western Bancorp, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by [—], its [—], on the [—] day of [—], 2014.

Great Western Bancorp, Inc.

By:
Name:
Title:

[Amended and Restated Certificate of Incorporation]